UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2026

Magnolia Oil & Gas Corporation
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38083 (Commission File Number)	81-5365682 (I.R.S. Employer Identification Number)

Nine Greenway Plaza, Suite 1300

Houston, Texas 77046

(Address of principal executive offices, including zip code)

(713) 842-9050

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 Per Share	MGY	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2026, Magnolia Oil & Gas Operating LLC (“Magnolia Operating”) and Magnolia Oil & Gas Finance Corp. (“Finance Corp.” and, together with Magnolia Operating, the “Issuers”) closed the previously announced private offering (the “Notes Offering”) of $500.0 million aggregate principal amount of 6.625% senior notes due 2034 (the “New Notes”). The New Notes were issued under the Indenture, dated as of August 5, 2026 (the “Closing Date”) (the “Indenture”), by and among the Issuers, Magnolia Oil & Gas Corporation (“Magnolia”), Magnolia Oil & Gas Parent LLC (“Magnolia LLC”), Magnolia Oil & Gas Holdings LLC (“Magnolia Holdings”) and Magnolia Oil & Gas Intermediate LLC (“Magnolia Intermediate,” and together with Magnolia, Magnolia LLC and Magnolia Holdings, the “Guarantors”) and Regions Bank, as trustee (the “Trustee”). The New Notes are the general unsecured, senior obligations of the Issuers. The New Notes are guaranteed on a senior unsecured basis by the Guarantors and may be guaranteed by certain future subsidiaries of the Issuers.

The New Notes will mature on August 15, 2034. The New Notes bear interest at the rate of 6.625% per annum, payable semi-annually in arrears on each February 15 and August 15, commencing February 15, 2027.

The Issuers intend to use the net proceeds from the Notes Offering, together with proceeds from the offering of Class A common stock by Magnolia, which closed on July 22, 2026, borrowings under Magnolia Operating’s revolving credit facility and cash on hand, to fund the cash consideration payable by us in our acquisition of 100% of the issued and outstanding limited liability company interests of WildFire Intermediate Holdings, LLC from WildFire Energy I LLC (the “Pending Acquisition”).

If (x) the consummation of the Pending Acquisition does not occur on or before March 19, 2027 or (y) prior to March 19, 2027, Magnolia Operating notifies the Trustee in writing that Magnolia Operating will not pursue the consummation of the Pending Acquisition, Magnolia Operating will be required to redeem all the New Notes then outstanding at a redemption price equal to the issue price of the New Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date upon which such New Notes will be redeemed.

At any time prior to August 15, 2029, the Issuers may redeem up to 40% of the aggregate principal amount of the New Notes, with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 106.625% of the principal amount of the New Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if at least 50% of the aggregate principal amount of the New Notes originally issued under the Indenture on the Closing Date remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to August 15, 2029, the Issuers may, on any one or more occasions, redeem all or a part of the New Notes at a redemption price equal to 100.00% of the principal amount of the New Notes redeemed, plus a “make whole” premium and accrued and unpaid interest, if any, to, but excluding, the date of redemption.

On or after August 15, 2029, the Issuers may redeem the New Notes, in whole or in part, at the redemption prices set forth in the Indenture, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption.

If the Issuers experience certain kinds of changes of control, each holder of the New Notes may require the Issuers to repurchase all or a portion of its New Notes for cash at a price equal to 101% of the aggregate principal amount of such New Notes, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that, among other things and subject to certain exceptions and qualifications, limit the ability of the Issuers and of their restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from its restricted subsidiaries to the Issuers or any of their restricted subsidiaries; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Upon an Event of Default (as defined in the Indenture), the Trustee or holders of at least 30% in aggregate principal amount of the New Notes then outstanding may declare the principal of and accrued and unpaid interest on the New Notes to be due and payable immediately, except that a default resulting from certain events of bankruptcy or insolvency with respect to Magnolia Operating, or any restricted subsidiary of Magnolia Operating that is a significant subsidiary or any group of restricted subsidiaries of Magnolia Operating that, taken together, would constitute a significant subsidiary, will cause the principal of and accrued and unpaid interest on all outstanding New Notes to become due and payable immediately without further action or notice.

The foregoing description of the Indenture is a summary only and is qualified in its entirety by reference to the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the New Notes and the Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1*	Indenture, dated as of August 5, 2026, by and among Magnolia Oil & Gas Operating LLC, Magnolia Oil & Gas Finance Corp., the Guarantors named therein and Regions Bank, as trustee.
4.2*	Form of 6.625% Senior Notes due 2034 (included as Exhibit A in Exhibit 4.1 hereto).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA OIL & GAS CORPORATION

Date: August 5, 2026	By:	/s/ Timothy D. Yang
	Name:	Timothy D. Yang
	Title:	Executive Vice President, Chief Legal and Commercial Officer, Corporate Secretary and Land